GUZOV, STECKMAN & OFSINK, LLC
                                ATTORNEYS-AT-LAW
                          600 MADISON AVENUE 22ND FLOOR
                            NEW YORK, NEW YORK 10022
                TELEPHONE: (212) 371-8008 TELEFAX: (212) 688-7273




DEBRA J. GUZOV (NY & NJ BARS)
LAWRENCE A. STECKMAN (NY BAR)
DARREN L. OFSINK (NY BAR)



                                                              December 7, 2001




Board of Directors
Tengtu International Corp.
206-5050 Kingsway
Burnaby, B.C. V5H 4H2

         Re: Registration Statement on Form S-1

Gentlemen:

         We have acted as counsel to Tengtu International Corp., a Delaware corporation (the "Company"), in connection with the issuance of an opinion letter to be included as an exhibit to Post- Effective Amendment No. 1 to its registration statement on Form S-1 (File No. 333-67426) (the "Registration Statement"), with respect to the issuance of 22,186,978 shares of the Company's $.01 par value per share common stock (the "Shares") which are registered for re-sale by the selling securityholders named in the Registration Statement.

         In connection with the registration of the Shares, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby, including but not limited to the Stock Purchase Agreements, Registration Rights Agreements, the Registration Statement (including all exhibits thereto) and copies of resolutions of the Company's Board of Directors authorizing the issuance of the Shares and their registration pursuant to the Registration Statement.

         In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers and representatives of the Company.


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         Based upon the foregoing, we are of the opinion that the Shares, when issued, were, when issued, or will be, if not yet issued, validly authorized and, when the pertinent provisions of the Securities Act of 1933, as amended (the "Act"), and such "blue sky" and securities laws as may be applicable have been complied with, such Shares will be validly issued, fully paid and nonassessable.

         We express no opinion as to compliance with the securities or "blue sky" laws of any state or country in which the Shares are proposed to be offered and sold or as to the effect, if any, which non- compliance with such laws might have on the validity of the issuance of the Shares.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

         Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above. The foregoing opinions relate only to matters of the internal law of the State of Delaware without reference to conflict of laws and to matters of federal law, and we do not purport to express any opinion on the laws of any other jurisdiction. We assume no obligation to supplement this opinion if, after the date hereof, any applicable laws change, or we become aware of any facts that might change our opinions, as expressed herein.

         The opinions expressed herein may be relied upon by the Company in connection with the registration of the Shares, as contemplated by, and in conformity with, the Registration Statement. With the exception of the foregoing, the opinions expressed herein may not be relied upon by any other person without our prior written consent.

                                        Very truly yours,

                                        /s/ Guzov, Steckman & Ofsink, LLC

                                        Guzov, Steckman & Ofsink, LLC



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